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EXHIBIT 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
InterDent, Inc.

    We consent to the incorporation by reference in this registration statement on Form S-8 of InterDent, Inc. ("InterDent") of our report dated April 16, 2001, except as to notes 15 and 16, which are dated as of April 17, 2001, relating to the consolidated balance sheets of InterDent, Inc. as of December 31, 2000 and 1999, and related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the December 31, 2000 annual report on Form 10-K of InterDent, Inc. Our report refers to the report of other auditors for the separate financial statements of Dental Care Alliance, Inc. for the year ended December 31, 1998 included in the 1998 financial statements restated for the 1999 pooling of interests between InterDent, Inc., Gentle Dental Service Corporation, and Dental Care Alliance, Inc.

                      /s/ KPMG LLP

Orange County, California
April, 18, 2001

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Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS